                                                                 Exhibit 10.44.2

                                     AMENDED
                                    EXHIBIT A

                                       to

                              EMPLOYMENT AGREEMENT

                  Entered into as of August 27, 1999 between

                       FEDERATED CORPORATE SERVICES, INC.

                                       And

                               JAMES M. ZIMMERMAN

                       (AMENDMENT AS OF FEBRUARY 26, 2003)

   (All capitalized terms used in this Exhibit are defined as set forth in
                                  Agreement)

      The Employment Agreement, as previously amended, remains in effect in all respects except as amended as provided below.
      ANNUAL BONUS:        In respect of fiscal 2003, the annual bonus
                           payable (if any) under the terms of the 1992
                           Incentive Bonus Plan (as such may be amended from time to time) of Federated Department Stores, Inc.
                           (Federated) will be based on performance goals established for the senior executives of the Employer on an annual basis by the Board of Directors of Federated or a Committee thereof, with the amount of bonus equal to a sliding percent of Employee's annual base salary in effect as of the last day of the performance period based on performance against the targeted annual goals, as follows:

                           Performance Against       Payout as Percent
                           Target                    Of Annual Salary
                           ------                    ----------------

                       (a) CORPORATE EBIT $

                           Below the percent of              0.0%
                           Target approved by the
                           Section 162(m)
                           Subcommittee of the
                           Board of Directors of
                           Federated (the
                           "Subcommittee)
                           At the percent of Target  As approved by the

                           Performance Against       Payout as Percent
                           Target                    Of Annual Salary
                           ------                    ----------------
                           approved by the             Subcommittee
                           Subcommittee

                           Target                      90.0%

                           Above Target                90% plus 13.0% per
                                                      1% of EBIT over Target

                       (b) CORPORATE SALES $

                           Below Target                  0.0%
                           Target                       30.0%
                           101% of Target               60.0%

                       (c) CORPORATE CASH FLOW

                           More than $50 million         0.0%
                             below Target

                           $50 million below Target     12.0%

                           $25 million below Target     18.0%

                           Target                       30.0%

                           $150 million over Target     60.0%

                        The percent of base salary payable as the annual bonus is the aggregate of the above designated payout based on performance achieved under each of the performance components described in (a), (b) and (c), above.

                        Any annual bonus payable hereunder shall be paid in the fiscal year following the annual performance period in respect of which the bonus is payable in accordance with Federated's 1992 Incentive Bonus Plan (as such may be amended from time to time).

                        By operation of Federated's Supplementary Executive Retirement Plan, annual bonuses paid to Employee under Federated's 1992 Incentive Bonus Plan are included as eligible compensation under Federated's Pension Plan.

      TERM AND DUTIES:   Notwithstanding anything in the Agreement to the
                         contrary, effective February 26, 2003, Employee shall cease to serve as Chief Executive Officer of Federated and shall continue to perform the duties of Chairman of the Board of Federated until the expiration of the Term on February 1, 2004. The duties of Employee shall be commensurate with the office of Chairman of Federated.


GOOD REASON TERMINATION: Section 1.9(c) of the Agreement is amended to provide that the failure of the Employee to be elected or reelected Chairman of Federated or to be elected or reelected to membership on Federated's Board of Directors shall, among the other circumstances set out in Section 1.9, constitute "good reason" entitling Employee to terminate his employment pursuant to, and obtain the entitlements set out in, Section 1.7 of the Agreement.


JAMES M. ZIMMERMAN                   FEDERATED CORPORATE SERVICES, INC.

/s/ James M. Zimmerman               /s/ Dennis J. Broderick
--------------------------           -----------------------------
                                     DENNIS J. BRODERICK
                                     PRESIDENT